Exhibit 99.1

IDEXX Laboratories Announces

Fourth Quarter and Full Year 2025 Results

▪	Achieves fourth quarter revenue growth of 14% as reported and 12% organic, reflecting strong CAG Diagnostics recurring revenue, growing 12% reported and 10% organic.

▪	Strong organic growth benefits from IDEXX execution and commercial performance, including over 1,900 IDEXX inVue Dx™ placements, delivering a quarterly record of instrument placements and 12% year-over-year expansion of IDEXX's global premium instrument installed base.

▪	Delivers fourth quarter EPS of $3.08, an increase of 18% as reported and 17% on a comparable basis, supported by operating margin expansion of 150 basis points as reported and 120 basis points on a comparable basis.

▪	Provides initial outlook for 2026 revenue guidance range of $4,632 million - $4,720 million, reflecting growth of 7.6% - 9.6% reported and 7.0% - 9.0% organic, led by CAG Diagnostics recurring revenue growth of 8.6% - 10.6% as reported and 8.0% - 10.0% on an organic basis.

▪	Projects 2026 EPS of $14.29 - $14.80, an increase of 9% - 13% as reported and 10% - 14% on a comparable basis.

WESTBROOK, Maine, February 2, 2026 — IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced fourth quarter and full year results.

Fourth Quarter and Full Year Results

The Company reports revenues of $1,091 million for the fourth quarter of 2025, an increase of 14% compared to the prior year period as reported and 12% on an organic basis, driven by Companion Animal Group ("CAG") growth of 15% as reported and 13% organic and Water revenue growth of 12% as reported and 10% organic.

Earnings per diluted share (“EPS”) were $3.08 for the fourth quarter, an increase of 18% as reported and 17% on a comparable basis. Results reflect operating margin expansion of 150 basis points as reported and 120 basis points on a comparable basis. Fourth quarter EPS included $0.09 per share positive impact from currency changes and $0.07 per share in tax benefits from share-based compensation.

Revenue for the full year of $4,304 million increased 10% as reported and organically, driven by 9% as reported and 8% organic growth in CAG Diagnostics recurring revenue.

For the full year 2025, EPS of $13.08 increased 23% on a reported basis and 14% on a comparable basis, including a ~7% EPS growth benefit from comparison to the prior years discrete litigation expense accrual. EPS results reflect operating margin expansion of 270 basis points as reported, including a ~180 basis point positive impact from comparison to the prior years discrete litigation expense accrual, and 90 basis points on a comparable basis. EPS results include lapping a $0.56 negative impact in 2024 and an $0.08 positive impact in the first quarter of 2025 from a discrete litigation expense accrual adjustment, as well as $0.35 in tax benefits from share-based compensation, and $0.10 positive impact from currency changes.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

“IDEXX delivered a strong finish to 2025, supported by consistently high levels of execution by IDEXX teams around the world,” said Jay Mazelsky, President and Chief Executive Officer. “2025 was a pivotal year for the Company, marked by the successful launch of IDEXX Cancer Dx™ for canine lymphoma and meaningful adoption of IDEXX inVue Dx well ahead of our initial goals. These innovations represent an important new phase of IDEXX’s growth, expanding the role of diagnostics in earlier disease detection while helping veterinarians improve efficiency and manage workflow complexity. We enter 2026 with an exciting innovation pipeline, expanding instrument and software installed bases, and strong momentum across our global business.”

Fourth Quarter Performance Highlights

Companion Animal Group

CAG revenue growth was led by CAG Diagnostics recurring revenue growth of 12% as reported and 10% organic, including 17% reported and 12% organic gains in international regions, and 9% reported and organic growth in the U.S., outpacing sector growth levels. U.S. growth was aided by increased diagnostic frequency, including early benefits from an aging pet population.

Additional U.S. companion animal practice key metrics are available in the Q4 2025 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Sustained commercial execution - including net customer gains, growing benefits from IDEXX innovation, and expansion of the premium instrument installed base - drove double-digit CAG Diagnostics recurring revenue growth.

▪	IDEXX VetLab™ consumables generated 17% revenue growth as reported and 15% organically, led by recent product launches, 12% global premium instrument installed base growth, and testing utilization expansion.

▪	Reference laboratory diagnostic and consulting services generated 11% revenue growth as reported and 9% organically, with benefits from higher testing volumes, new customer acquisition, and net price gains.

▪	Rapid assay products revenues declined 2% as reported and 3% organically, as volumes continue to be impacted by the launch of the Catalyst™ Pancreatic Lipase Test in late 2024, which shifted some testing volume across modalities.

CAG Diagnostics capital instrument revenues expanded 76% as reported and 69% on an organic basis, led by record quarterly instrument placements, including benefits from over 1,900 IDEXX inVue Dx placements and nearly 1,400 new and competitive Catalyst placements.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

Veterinary software, services and diagnostic imaging systems revenue growth increased 13% as reported and organically, led by continued cloud-native software installed base expansion.

Water

Water revenues grew 12% reported and 10% organic for the quarter, reflecting solid growth in the U.S. and International regions.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues increased 8% reported and 4% organic for the quarter, led by solid gains in North and Latin America across major product categories.

Gross Profit and Operating Profit

Gross profit increased 15% as reported and 13% on a comparable basis. Gross margin of 60.3% expanded 50 basis points as reported and 60 basis points on a comparable basis, supported by strong volume gains, reference laboratory productivity initiatives, and net price realization, helping to offset inflationary impacts.

Operating margin was 28.9% in the quarter, 150 basis points higher than the prior year period results on a reported basis and 120 basis points on a comparable basis. Operating margin results reflect an 11% operating expense increase as reported and 10% growth on a comparable basis. Operating expense growth was driven by investments in commercial resources and higher R&D spend related to advancing the Company's innovation roadmap.

2026 Growth and Financial Performance Outlook

The Company's initial 2026 revenue guidance range of $4,632 million - $4,720 million, or reported growth of 7.6% - 9.6% and 7.0% - 9.0% on an organic basis, is supported by 8.6% - 10.6% reported and 8.0% - 10.0% organic CAG Diagnostics recurring revenue growth. The guidance range for global CAG Diagnostics recurring revenue growth reflects expectations for sustained benefits from execution drivers, supporting continued solid volume gains, and an estimated 4% full-year benefit from net price improvement. 2026 EPS guidance of $14.29 - $14.80 reflects expectations for solid organic revenue gains and a targeted 40 - 90 basis points of reported operating margin improvement.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

The following table provides the Company's initial estimates for annual key financial metrics in 2026:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2026
Revenue	$4,632	-	$4,720
Reported growth	7.6%	-	9.6%
Organic growth	7.0%	-	9.0%
CAG Diagnostics Recurring Revenue Growth
Reported growth	8.6%	-	10.6%
Organic growth	8.0%	-	10.0%
Operating Margin	32.0%	-	32.5%
Reported operating margin expansion	40	-	90 bps
Comparable operating margin expansion	30	-	80 bps
EPS	$14.29	-	$14.80
Reported growth	9%	-	13%
Comparable growth	10%	-	14%
Other Key Metrics
Net interest expense	~ $34
Share-based compensation tax benefit	~ $15
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	~ 21.3%
Share-based compensation EPS impact	~ $0.19
Reduction in average shares outstanding	1%	-	2%
Operating Cash Flow (% of Net Income)	105% - 115%
Free Cash Flow (% of Net Income)	85% - 95%
Capital Expenditures	~ $180

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2026.

Estimated Foreign Currency Exchange Rate Impacts	2026
Revenue growth rate impact	~ 0.6%
CAG Diagnostics recurring revenue growth rate impact	~ 0.6%
Operating margin growth impact	~ 30 bps
EPS impact	~ $0.22
EPS growth impact	~ 2%
Go-forward Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.16
British pound	$1.33
Canadian dollar	$0.72
Australian dollar	$0.66
Relative to the U.S. dollar
Japanese yen	¥157
Chinese renminbi	¥7.05
Brazilian real	R$5.45

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (Eastern) to discuss its 2025 fourth quarter and full year financial results and management’s outlook for 2026. To participate in the conference call, dial 1-800-330-6730 or 1-213-279-1575 and reference passcode 263206. Individuals can access a live webcast of the conference call on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (Eastern) on that day via the same link and will remain available for one year.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500™ Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included under "2026 Growth and Financial Performance Outlook" and elsewhere in this earnings release and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial and business performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; share repurchases; addition of mast cell tumor detection to IDEXX Cancer Dx panel, international launch of IDEXX Cancer Dx canine lymphoma test and canine lymphoma monitoring opportunity; IDEXX inVue Dx instrument placements, premium instrument installed base expansion and CAG instrument revenue; U.S. clinical visit levels and trends; net price realization; and impact of tariffs. These statements are intended to provide management's expectations or forecasts of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of macroeconomic events, conditions, and uncertainties, such as geopolitical instability (including wars, terrorist attacks, and armed conflicts), general economic uncertainty, changes in U.S. and other countries’ tariff and trade policies, severe weather and other natural conditions, and supply chain challenges on our business, results of operations, liquidity, financial condition, and stock price, as well as the other matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the corresponding sections of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted fourth quarter 2025 results as follows: increased gross profit growth by 2.0%, decreased gross margin growth by 10 basis points, increased operating expense growth by 0.7%, increased operating profit margin growth by 30 basis points, and increased EPS growth by 3.4%. Estimated currency changes impacted full year 2025 results as follows: increased gross profit growth by 0.8%, decreased gross margin growth by 10 basis points, increased operating expense growth by 0.6%, negligible operating profit margin growth of 0 basis points, and increased EPS growth by 0.9%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months and year ended December 31, 2025 and refer to the 2026 Growth and Financial Performance Outlook section of this press release for estimated foreign currency exchange rate impacts on 2026 projections and estimates.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and twelve months ended December 31, 2025. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to increase projected full year 2026 revenue growth by an immaterial amount.

We exclude from organic revenue growth the effect of changes in foreign currency exchange rates because changes in foreign currency exchange rates are not under management’s control, are subject to volatility, and can obscure underlying business trends. We calculate the impact on revenue resulting from changes in foreign currency exchange rates by applying the difference between the weighted average exchange rates during the current year period and the comparable prior year period to foreign currency denominated revenues for the prior year period.

We also exclude from organic revenue growth the effect of certain business acquisitions and divestitures because the nature, size, and number of these transactions can vary dramatically from period to period, and because they either require or generate cash as an inherent consequence of the transaction, and therefore can also obscure underlying business and operating trends. We consider acquisitions to be a business when all three elements of inputs, processes, and outputs are present, consistent with ASU 2017-01, “Business Combinations: (Topic 805) Clarifying the Definition of a Business.” In a business combination, if substantially all the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, we do not consider these assets to be a business. A typical acquisition that we do not consider a business is a customer list asset acquisition, which does not have all elements necessary to operate a business, such as employees or infrastructure. We believe the efforts required to convert and retain these acquired customers are similar in nature to our existing customer base and therefore are included in organic revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Twelve Months Ended		Year-over-Year
	December 31,	December 31,	Change		December 31,	December 31,	Change
Dollar amounts in thousands	2025	2024			2025	2024
Gross profit and growth (as reported)	$658,114	$570,660	15%		$2,659,579	$2,378,927	12%
Gross margin and margin gain	60.3%	59.8%	50	bps	61.8%	61.0%	80	bps
Less: comparability adjustments
Change from currency	11,448	—			18,110	—
Comparable gross profit and growth	$646,666	$570,660	13%		$2,641,470	$2,378,927	11%
Comparable gross margin and margin gain	60.4%	59.8%	60	bps	61.9%	61.0%	80	bps

Operating expenses and growth (as reported)	$342,509	$308,974	11%		$1,299,548	$1,250,590	4%
Less: comparability adjustments
Change from currency	2,073	—			7,897	—
Now-concluded litigation matter	—	—			(8,600)	61,500
Comparable operating expense and growth	340,436	308,974	10%		1,300,251	1,189,090	9%

Operating profit and growth (as reported)	$315,605	$261,686	21%		$1,360,031	$1,128,337	21%
Operating margin and margin gain	28.9%	27.4%	150	bps	31.6%	29.0%	270	bps
Less: comparability adjustments
Change from currency	9,375	—			10,213	—
Now-concluded litigation matter	—	—			8,600	(61,500)
Comparable operating profit and growth	$306,230	$261,686	17%		$1,341,218	$1,189,837	13%
Comparable operating margin and margin gain	28.6%	27.4%	120	bps	31.4%	30.5%	90	bps
Amounts presented may not recalculate due to rounding.

Projected 2026 comparable operating margin expansion outlined in the 2026 Growth and Financial Performance Outlook section of this earnings release reflects: (i) full year 2025 reported operating margin adjusted for 20 basis point favorable impact of discrete expense accrual related to now-concluded litigation matter in the first quarter of 2025; and (ii) projected full year 2026 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 30 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2026 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS and growth - Comparable EPS and growth are non-GAAP financial measures that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS and growth are a more useful way to measure the Company’s business performance than EPS and growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS and growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS and growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Twelve Months Ended		Year-over-Year
	December 31,	December 31,		December 31,	December 31,
	2025	2024	Growth	2025	2024	Growth
Earnings per share (diluted) and growth	$3.08	$2.62	18%	$13.08	$10.67	23%
Less: comparability adjustments
Share-based compensation activity	0.07	0.13		0.35	0.24
Now-concluded litigation matter	—	—		0.08	(0.56)
Change from currency	0.09	—		0.10	—
Comparable EPS and growth	$2.92	$2.49	17%	$12.55	$10.99	14%
Amounts presented may not recalculate due to rounding.

Projected 2026 comparable EPS growth outlined in the 2026 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2025 reported EPS adjusted for positive benefit of share-based compensation activity of $0.35 and $0.08 positive impact from a discrete expense accrual release related to a now-concluded litigation matter in the first quarter of 2025; and (ii) projected full year 2026 reported EPS adjusted for positive benefit of estimated share-based compensation activity of $0.19 and estimated positive year-over-year foreign currency exchange rate change impact of $0.22.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2026 reported EPS growth) to comparable EPS growth for the Company.

Segment and Other Income from Operations - We report segment income from operations in our Segment Information table below. Segment income from operations is a non-GAAP financial measure that adjusts for the impact of foreign currency transaction gains and losses and should be considered in addition to, and not as a replacement for, or superior measure to, income from operations. We exclude foreign currency transaction gains and losses for each reportable segment (CAG, Water, and LPD) from segment income from operations and report the full amount of foreign currency transaction gains and losses in Other. We believe that reporting segment income from operations provides supplemental analysis to help investors further evaluate each reportable segment’s business performance by excluding foreign currency transaction gains and losses, which are centrally managed by our corporate treasury function and which we do not consider relevant for assessing the results of each reportable segment’s operations. In addition, we believe that reporting segment income from operations provides information to investors regarding key metrics that are used by management, including our chief operating decision-maker, in evaluating the performance of each reportable segment.

The reconciliation of this non-GAAP financial measure is as follows for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended December 31,
Amounts in thousands	2025			2024
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$291,320	$1,150	$292,470	$236,695	$3,393	$240,088
Water	21,308	86	21,394	20,729	262	20,991
LPD	3,040	98	3,138	3,060	319	3,379
Other	(63)	(1,334)	(1,397)	1,202	(3,974)	(2,772)
Total	$315,605	$—	$315,605	$261,686	$—	$261,686

	Twelve months ended December 31,
Amounts in thousands	2025			2024
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$1,260,969	$3,604	$1,264,573	$1,034,539	$3,877	$1,038,416
Water	92,999	269	93,268	84,244	289	84,533
LPD	2,942	287	3,229	6,272	361	6,633
Other	3,121	(4,160)	(1,039)	3,282	(4,527)	(1,245)
Total	$1,360,031	$—	$1,360,031	$1,128,337	$—	$1,128,337

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the years ended December 31, 2025 and 2024. To estimate projected 2026 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of ~180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate the free cash flow conversion for the twelve months ended December 31, 2025, we have deducted purchases of property and equipment of approximately $125 million from net cash provided from operating activities of approximately $1,182 million, divided by net income of approximately $1,059 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt,      and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

After-Tax Return on Invested Capital, Excluding Cash and Investments (“ROIC”) - After-Tax Return on Invested Capital, Excluding Cash and Investments, is a non-GAAP financial measure. After-tax return on invested capital, excluding cash and investments, represents our after-tax income from operations, divided by our average invested capital, excluding cash and investments, using beginning and ending balance sheet values. Management believes that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital. ROIC, after-tax income from operations and average invested capital, excluding cash and investments, are not measures of financial performance under GAAP and should be considered in addition to, and not as replacements of or superior measures to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. See the supplementary table below for reconciliation of this non-GAAP financial measure.

Notes and Definitions

Discrete litigation expense accrual - During the second quarter of 2024, the Company increased its      previously established $27.5 million accrual related to a now-concluded litigation matter by $61.5 million. During the first quarter of 2025, the Company reduced this previously established $89.0 million accrual by approximately $9 million, resulting in a total accrual for this now-concluded litigation matter of approximately $80 million as of March 31, 2025, which represented our best estimate at that time of the amount of the loss.

Now-concluded litigation matter - The Company was a defendant in a litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement, and the trial court ruled in favor of the plaintiff in 2020. Following appeals and in light of the appellate court's April 3, 2025 decision, on April 17, 2025, the Company paid the judgment of approximately $80 million, and the plaintiff executed a satisfaction and release of judgment, which was filed with the trial court on the same date, concluding this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2025	2024	2025	2024
Revenue:	Revenue	$1,090,579	$954,288	$4,303,702	$3,897,504
Expenses and Income:	Cost of revenue	432,465	383,628	1,644,123	1,518,577
	Gross profit	658,114	570,660	2,659,579	2,378,927
	Sales and marketing	167,060	150,108	643,547	588,507
	General and administrative	108,616	101,137	404,794	442,291
	Research and development	66,833	57,729	251,207	219,792
	Total operating expenses	342,509	308,974	1,299,548	1,250,590
	Income from operations	315,605	261,686	1,360,031	1,128,337
	Interest expense, net	(8,623)	(5,299)	(35,842)	(18,506)
	Income before provision for income taxes	306,982	256,387	1,324,189	1,109,831
	Provision for income taxes	58,794	40,238	264,725	221,964
Net Income:	Net income attributable to stockholders	$248,188	$216,149	$1,059,464	$887,867
	Earnings per share: Basic	$3.11	$2.64	$13.17	$10.77
	Earnings per share: Diluted	$3.08	$2.62	$13.08	$10.67
	Shares outstanding: Basic	79,898	81,846	80,427	82,467
	Shares outstanding: Diluted	80,480	82,538	81,025	83,246

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,	December 31,	December 31,	December 31,
		2025	2024	2025	2024
Operating Ratios	Gross profit	60.3%	59.8%	61.8%	61.0%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	25.3%	26.3%	24.4%	26.4%
	Research and development expense	6.1%	6.0%	5.8%	5.6%
	Income from operations [1]	28.9%	27.4%	31.6%	29.0%

1 Amounts presented may not recalculate due to rounding.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Segment Information

Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		December 31,	Percent of	December 31,	Percent of
		2025	Revenue	2024	Revenue
Revenue:	CAG	$998,472		$870,471
	Water	50,530		45,153
	LPD	37,485		34,557
	Other	4,092		4,107
	Total	$1,090,579		$954,288

Gross Profit:	CAG	$604,293	60.5%	$519,412	59.7%
	Water	33,648	66.6%	32,685	72.4%
	LPD	18,969	50.6%	17,141	49.6%
	Other	1,204	29.4%	1,422	34.6%
	Total	$658,114	60.3%	$570,660	59.8%

Income from Operations:	CAG	$292,470	29.3%	$240,088	27.6%
	Water	21,394	42.3%	20,991	46.5%
	LPD	3,138	8.4%	3,379	9.8%
	Other	(1,397)	(34.1)%	(2,772)	(67.5)%
	Total	$315,605	28.9%	$261,686	27.4%

		Twelve Months Ended		Twelve Months Ended
		December 31,	Percent of	December 31,	Percent of
		2025	Revenue	2024	Revenue
Revenue:	CAG	$3,953,285		$3,574,044
	Water	201,149		185,112
	LPD	131,787		122,060
	Other	17,481		16,288
	Total	$4,303,702		$3,897,504

Gross Profit:	CAG	$2,448,674	61.9%	$2,179,180	61.0%
	Water	139,289	69.2%	130,011	70.2%
	LPD	64,208	48.7%	62,560	51.3%
	Other	7,408	42.4%	7,176	44.1%
	Total	$2,659,579	61.8%	$2,378,927	61.0%

Income from Operations:	CAG	$1,264,573	32.0%	$1,038,416	29.1%
	Water	93,268	46.4%	84,533	45.7%
	LPD	3,229	2.5%	6,633	5.4%
	Other	(1,039)	(5.9)%	(1,245)	(7.6)%
	Total	$1,360,031	31.6%	$1,128,337	29.0%

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2025	2024	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$998,472	$870,471	$128,001	14.7%	1.9%	—	12.8%
United States	642,657	574,103	68,554	11.9%	—	—	11.9%
International	355,815	296,368	59,447	20.1%	5.8%	—	14.3%
Water	$50,530	$45,153	$5,377	11.9%	2.4%	—	9.5%
United States	23,651	22,016	1,635	7.4%	—	—	7.4%
International	26,879	23,137	3,742	16.2%	4.7%	—	11.5%
LPD	$37,485	$34,557	$2,928	8.5%	4.5%	—	4.0%
United States	7,037	6,410	627	9.8%	—	—	9.8%
International	30,448	28,147	2,301	8.2%	5.4%	—	2.7%
Other	$4,092	$4,107	$(15)	(0.4)%	—	—	(0.4)%
Total Company	$1,090,579	$954,288	$136,291	14.3%	2.0%	—	12.2%
United States	675,015	603,961	71,054	11.8%	—	—	11.8%
International	415,564	350,327	65,237	18.6%	5.6%	—	13.0%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2025	2024	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$849,664	$757,451	$92,213	12.2%	1.9%	—	10.2%
IDEXX VetLab consumables	389,048	331,845	57,203	17.2%	2.5%	—	14.7%
Rapid assay products	76,038	77,375	(1,337)	(1.7)%	0.8%	—	(2.5)%
Reference laboratory diagnostic and consulting services	349,248	316,027	33,221	10.5%	1.6%	—	8.9%
CAG Diagnostics services and accessories	35,330	32,204	3,126	9.7%	2.2%	—	7.5%
CAG Diagnostics capital – instruments	58,133	33,016	25,117	76.1%	6.8%	—	69.2%
Veterinary software, services and diagnostic imaging systems:	90,675	80,004	10,671	13.3%	0.3%	—	13.0%
Recurring revenue	70,603	62,898	7,705	12.2%	0.4%	—	11.9%
Systems and hardware	20,072	17,106	2,966	17.3%	0.1%	—	17.2%
Net CAG revenue	$998,472	$870,471	$128,001	14.7%	1.9%	—	12.8%

	Three Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2025	2024	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$849,664	$757,451	$92,213	12.2%	1.9%	—	10.2%
United States	$536,672	$490,240	$46,432	9.5%	—	—	9.5%
International	$312,992	$267,211	$45,781	17.1%	5.6%	—	11.5%

1 See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net Revenue	2025	2024	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG	$3,953,285	$3,574,044	$379,241	10.6%	0.8%	—	9.8%
United States	2,619,461	2,409,152	210,309	8.7%	—	0.1%	8.7%
International	1,333,824	1,164,892	168,932	14.5%	2.5%	—	12.0%
Water	$201,149	$185,112	$16,037	8.7%	0.6%	—	8.0%
United States	101,314	95,347	5,967	6.3%	—	—	6.3%
International	99,835	89,765	10,070	11.2%	1.3%	—	9.9%
LPD	$131,787	$122,060	$9,727	8.0%	1.8%	—	6.1%
United States	25,453	22,250	3,203	14.4%	—	—	14.4%
International	106,334	99,810	6,524	6.5%	2.2%	—	4.3%
Other	$17,481	$16,288	$1,193	7.3%	—	—	7.3%
Total Company	$4,303,702	$3,897,504	$406,198	10.4%	0.8%	—	9.6%
United States	2,752,785	2,533,174	219,611	8.7%	—	0.1%	8.6%
International	1,550,917	1,364,330	186,587	13.7%	2.3%	—	11.3%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
Net CAG Revenue	2025	2024	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$3,407,199	$3,129,492	$277,707	8.9%	0.8%	—	8.1%
IDEXX VetLab consumables	1,496,752	1,303,250	193,502	14.8%	1.1%	—	13.7%
Rapid assay products	348,950	359,754	(10,804)	(3.0)%	0.3%	—	(3.3)%
Reference laboratory diagnostic and consulting services	1,424,073	1,336,121	87,952	6.6%	0.7%	—	5.9%
CAG Diagnostics services and accessories	137,424	130,367	7,057	5.4%	1.0%	—	4.5%
CAG Diagnostics capital – instruments	200,206	131,928	68,278	51.8%	2.5%	—	49.3%
Veterinary software, services and diagnostic imaging systems	345,880	312,624	33,256	10.6%	—	0.4%	10.2%
Recurring revenue	276,338	250,359	25,979	10.4%	—	0.4%	9.9%
Systems and hardware	69,542	62,265	7,277	11.7%	(0.1)%	0.4%	11.4%
Net CAG revenue	$3,953,285	$3,574,044	$379,241	10.6%	0.8%	—	9.8%

	Twelve Months Ended
				Reported	Percentage	Percentage	Organic
	December 31,	December 31,	Dollar	Revenue	Change from	Change from	Revenue
	2025	2024	Change	Growth [1]	Currency	Acquisitions	Growth [1]
CAG Diagnostics recurring revenue:	$3,407,199	$3,129,492	$277,707	8.9%	0.8%	—	8.1%
United States	$2,214,609	$2,080,277	$134,332	6.5%	—	—	6.5%
International	$1,192,590	$1,049,215	$143,375	13.7%	2.5%	—	11.2%

1 See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		December 31,	December 31,
		2025	2024
Assets:	Current Assets:
	Cash and cash equivalents	$180,070	$288,266
	Accounts receivable, net	552,378	473,575
	Inventories	377,756	381,877
	Other current assets	303,623	256,179
	Total current assets	1,413,827	1,399,897
	Property and equipment, net	747,380	713,123
	Other long-term assets, net	1,189,552	1,180,423
	Total assets	$3,350,759	$3,293,443
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$110,408	$114,211
	Accrued liabilities	530,147	502,119
	Credit facility	398,000	250,000
	Current portion of long-term debt	74,995	167,787
	Deferred revenue	35,264	33,799
	Total current liabilities	1,148,814	1,067,916
	Long-term debt, net of current portion	374,842	449,786
	Other long-term liabilities, net	221,720	180,428
	Total long-term liabilities	596,562	630,214
	Total stockholders' equity	1,605,383	1,595,313
	Total liabilities and stockholders' equity	$3,350,759	$3,293,443

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Selected Balance Sheet Information:	Days sales outstanding [1]	46.8	46.5	44.7	45.7	47.1
	Inventory turns [2]	1.6	1.5	1.5	1.3	1.3

1 Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

2 Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Twelve Months Ended
		December 31,	December 31,
		2025	2024
Operating:	Cash Flows from Operating Activities:
	Net income	$1,059,464	$887,867
	Non-cash charges	349,855	174,372
	Changes in assets and liabilities	(227,514)	(133,238)
	Net cash provided by operating activities	1,181,805	929,001
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(124,676)	(120,922)
	Acquisitions of businesses, intangibles, and equity investment, net of cash acquired	(14,306)	(87,698)
	Proceeds from net investment hedges	2,743	1,558
	Net cash used by investing activities	(136,239)	(207,062)
Financing:	Cash Flows from Financing Activities:
	Borrowings on credit facilities, net	148,000	—
	Payments of senior debt	(178,385)	(75,000)
	Debt issuance costs	(3,738)	—
	Repurchases of common stock	(1,216,964)	(837,034)
	Proceeds from exercises of stock options and employee stock purchase plans	93,362	44,492
	Shares withheld for statutory tax withholding payments on restricted stock	(7,239)	(10,531)
	Net cash used by financing activities	(1,164,964)	(878,073)
	Net effect of changes in exchange rates on cash	11,202	(9,532)
	Net change in cash and cash equivalents	(108,196)	(165,666)
	Cash and cash equivalents, beginning of period	288,266	453,932
	Cash and cash equivalents, end of period	$180,070	$288,266

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Twelve Months Ended
		December 31,	December 31,
		2025	2024
Free Cash Flow:	Net cash provided by operating activities	$1,181,805	$929,001
	Investing cash flows attributable to purchases of property and equipment	(124,676)	(120,922)
	Free cash flow [1]	$1,057,129	$808,079

1 See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Fourth Quarter and Full Year Results

February 2, 2026

IDEXX Laboratories, Inc. and Subsidiaries

After-Tax Return on Invested Capital, Excluding Cash and Investments ("ROIC")

Amounts in thousands (Unaudited)

Numerator	For the Year Ended December 31, 2025
Income from operations (as reported)	$1,360,031
After-tax income from operations [1]	$1,088,141

Denominator	As of December 31, 2025	As of December 31, 2024
Total shareholders’ equity	$1,605,383	$1,595,313
Credit facility	398,000	250,000
Long-term debt, current portion	74,995	167,787
Long-term debt, net of current portion	374,842	449,786
Deferred income tax assets	(27,871)	(125,630)
Deferred income tax liabilities	31,865	11,312
Total invested capital	$2,457,214	$2,348,568
Less cash and cash equivalents	180,070	288,266
Total invested capital, excluding cash and investments	$2,277,144	$2,060,302
Average invested capital, excluding cash and investments [2]	$2,168,723
After-tax return on invested capital, excluding cash and investments	50.2%

[1] After-tax income from operations represents income from operations reduced by our reported effective tax rate.
[2] Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments.

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Shares repurchased in the open market	356	564	2,411	1,741
Shares acquired through employee surrender for statutory tax withholding	—	—	16	19
Total shares repurchased	356	564	2,427	1,760

Cost of shares repurchased in the open market	$242,018	$248,685	$1,220,331	$848,901
Cost of shares for employee surrenders	59	45	7,238	10,531
Total cost of shares	$242,077	$248,730	$1,227,569	$859,432

Average cost per share – open market repurchases	$680.28	$441.37	$506.07	$487.66
Average cost per share – employee surrenders	$728.97	$423.35	$455.86	$556.90
Average cost per share – total	$680.30	$441.37	$505.74	$488.40

Contact:

John Ravis, Investor Relations

investorrelations@idexx.com